Exhibit 21

                             BELAIR CAPITAL FUND LLC
                                  SUBSIDIARIES


     Name                                     Jurisdiction of Incorporation
     ----                                     -----------------------------

Belair Real Estate Corporation                          Delaware

Bel Residential Properties Trust                        Maryland

Katahdin Property Trust, LLC                            Delaware